                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                  FORM 8 - K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  OCTOBER 28, 1996


                        COOPER & CHYAN TECHNOLOGY, INC.
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            (Exact Name of Registrant as Specified in Its Charter)



                                   DELAWARE
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                (State or Other Jurisdiction of Incorporation)


            0-26750                                  77-049778
   ------------------------               --------------------------------
   (Commission File Number)               (IRS Employer Identification No.)


     1601 SOUTH DE ANZA BOULEVARD, CUPERTINO, CALIFORNIA             95014
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          (Address of Principal Executive Offices)                 (Zip Code)


                                (408) 366-6966
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             (Registrant's Telephone Number, Including Area Code)


                                NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)

This report on Form 8-K consists of 115 sequentially numbered pages. The exhibit index is located at sequentially numbered page 5.
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                   INFORMATION TO BE INCLUDED IN THE REPORT
                   ----------------------------------------

ITEM 1:  CHANGES IN CONTROL OF REGISTRANT.

          On October 28, 1996, Cooper & Chyan Technology, Inc., a Delaware corporation ("Registrant" or "CCT"), entered into an Agreement and Plan of
              ----------      ---
Merger and Reorganization ("Reorganization Agreement") with Cadence Design
                            ------------------------
Systems, Inc., a Delaware corporation ("Cadence") and Wyoming Acquisition Sub,
                                        -------
Inc., a Delaware corporation and Cadence's wholly-owned subsidiary ("Merger
                                                                     ------
Sub").

          Pursuant to the terms of the Reorganization Agreement, Merger Sub will be merged with and into Registrant ("Merger") and Registrant will become a
                                     ------
wholly-owned subsidiary of Cadence. The Merger will be accounted for as a "pooling of interests" transaction for accounting purposes and was structured to be a "tax-free" reorganization for federal income tax purposes.

          Pursuant to the terms of the Reorganization Agreement, each share of CCT Common Stock issued and outstanding immediately prior to the effective time of the Merger will be exchanged for 0.85 shares of Cadence Common Stock (with cash being payable for any fractional shares), and each option to purchase shares of CCT Common Stock ("CCT Option") outstanding immediately prior to the
                             ----------
effective time of the Merger will be assumed by Cadence and will be converted into an option to purchase that number of shares of Cadence Common Stock determined by multiplying the number of shares of CCT Common Stock subject to such CCT Option immediately prior to the effective time of the Merger by 0.85. Based on the number of outstanding shares of CCT Common Stock and CCT Options on October 28, 1996, it is anticipated that Cadence will issue approximately 11.0 million shares of Cadence Common Stock and assume employee stock options to purchase approximately 1.9 million shares of Cadence Common Stock.

          Consummation of the Merger is subject to review by the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval by the stockholders of Registrant, and certain other closing conditions set forth in the Reorganization Agreement.

          In connection with the Merger, on October 28, 1996, certain directors and officers of the Registrant, who in the aggregate hold approximately 37.6% of the outstanding shares of CCT Common Stock, entered into a voting agreement substantially in the form attached hereto as Exhibit 99.01 ("Voting Agreement")
                                                             ----------------
with Cadence whereby such directors and officers agreed, among other things, to vote their shares of CCT Common Stock in favor of the Merger.

          Also in connection with the Merger, on November 2, 1996, each of John
F. Cooper and David Chyan, who beneficially own 18.1% and 19.4% of the outstanding CCT Common Stock, respectively, entered into an option agreement substantially in the form attached as an Exhibit to the Reorganization Agreement ("Option Agreement") with Cadence granting to Cadence an irrevocable option to
  ----------------
purchase any or all of the CCT Common Stock that each beneficially owns upon the occurrence of certain events described in the Option Agreements.

                                                                               2
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          It is anticipated that prior to consummation of the Merger, Mr.
Harding, the President of and a Director of CCT, will sell up to 50,000 shares of CCT Common Stock in order to minimize potential adverse tax consequences resulting from the Merger.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.
     ---------

     The following exhibits are filed herewith:

      2.01 Agreement and Plan of Merger and Reorganization dated as of October 28, 1996 by and among Registrant, Cadence, and Merger Sub.

      2.02  Press Release, dated October 28, 1996, announcing the Merger.

     99.01 Form of Voting Agreement dated as of October 28, 1996 by and between Cadence and each of John F. Cooper, David Chyan, John R. Harding, Robert D. Selvi, and William J. Portelli.

     99.02 Option Agreement dated as of November 2, 1996 by and between Cadence and John F. Cooper.

     99.03 Option Agreement dated as of November 2, 1996 by and between Cadence and David Chyan.

                                                                               3
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 COOPER & CHYAN TECHNOLOGY, INC.



Date:  November 12, 1996         By /s/ Robert D. Selvi
                                    -------------------
                                    Robert D. Selvi
                                    Chief Financial Officer

                                                                               4
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                               INDEX TO EXHIBITS


Exhibit
Number                     Description of Exhibit
-------                    ----------------------

   2.01 Agreement and Plan of Merger and Reorganization dated as of October 28, 1996 by and among Registrant, Cadence, and Merger Sub.

   2.02   Press Release, dated October 28, 1996, announcing the Merger.

  99.01 Form of Voting Agreement dated as of October 28, 1996 by and between Cadence and each of John F. Cooper, David Chyan, John R. Harding. Robert D. Selvi, and William J. Portelli.

  99.02 Option Agreement dated as of November 2, 1996 by and between Cadence and John F. Cooper.

  99.03 Option Agreement dated as of November 2, 1996 by and between Cadence and David Chyan.